Exhibit 3.1

BARRICK GOLD CORPORATION

DEBT SECURITIES

PURCHASE AGREEMENT

March 29, 2012

March 29, 2012

To the Initial Purchasers named in Schedule I hereto

Ladies and Gentlemen:

Barrick Gold Corporation, an Ontario corporation (“Barrick”), proposes to issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”) US$1,250,000,000 aggregate principal amount of Barrick’s debt securities due 2022 (the “Barrick 2022 Notes”) and US$750,000,000 aggregate principal amount of Barrick’s debt securities due 2042 (the “Barrick 2042 Notes” and, together with the Barrick 2022 Notes, the “Securities”), in each case to be issued under the indenture (the “Indenture”), dated as of June 1, 2011, among Barrick, Barrick North America Finance LLC, a Delaware limited liability company, Wilmington Trust Company, as trustee (the “Trustee”), and Citibank, N.A., as indenture agent (the “Indenture Agent”). Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC shall act as representatives of the several Initial Purchasers (the “Representatives”).

The Securities will be offered without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement to be dated as of the Closing Date (as defined in Section 4 hereof) between Barrick and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Barrick will agree to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (which shall include a prospectus filed with the Ontario Securities Commission (the “OSC”)) relating to Barrick’s debt securities due 2022 and Barrick’s debt securities due 2042 (collectively, the “Exchange Securities”) to be offered in exchange for the applicable Securities (the “Exchange Offer”).

In connection with the sale of the Securities, Barrick has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of Barrick. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein, as well as the related Canadian preliminary offering memorandum and Canadian final offering memorandum, as applicable, prepared for delivery to prospective purchasers of the Securities in Canada. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by Barrick with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Barrick represents and warrants to, and agrees with, each of the Initial Purchasers that:

(a) Each document filed or to be filed with the OSC and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, as amended or supplemented, if applicable, when such documents were or are filed with the OSC, conformed or will conform when so filed in all material respects to the requirements of the Securities Act (Ontario) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Ontario (“Ontario Securities Laws”) as interpreted and applied by the OSC, and none of such documents, as of their respective dates, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or that is necessary to make a statement therein, in the light of the circumstances under which it was made, not misleading; each document filed or to be filed with the SEC and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, as amended or supplemented, if applicable, when such documents were or are filed with the SEC, conformed or will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, as amended or supplemented, if applicable, made in reliance upon and in conformity with information furnished in writing to Barrick by or on behalf of an Initial Purchaser through the Representatives expressly for use therein.

(b) (i) The Time of Sale Memorandum did not, as of the Applicable Time (as defined below), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Final Memorandum, as amended or supplemented, if applicable, as of its date and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in the Time of Sale Memorandum or the Final Memorandum, as amended or supplemented, if applicable, made in reliance upon and in conformity with information furnished in writing to Barrick by or on behalf of an Initial Purchaser through the Representatives expressly for use therein.

(c) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Initial Purchasers before first use, Barrick has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Additional Written Offering Communication. Each Additional Written Offering Communication, when taken together with the Time of Sale Memorandum, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in any Additional Written Offering Communication made in reliance upon and in conformity with information furnished in writing to Barrick by or on behalf of an Initial Purchaser through the Representatives expressly for use therein.

(d) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Barrick and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Time of Sale Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(e) No order having the effect of ceasing or suspending the distribution of the Securities has been issued by the OSC or the SEC and no proceeding for that purpose has been initiated or, to the best of Barrick’s knowledge, threatened by the OSC or the SEC.

(f) Barrick and each “significant subsidiary” (as defined in Rule l-02(w) of Regulation S-X under the Securities Act) (the “Significant Subsidiaries”) of Barrick has been duly incorporated or otherwise organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of Barrick and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(g) The authorized capital of Barrick consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series, of which (A) one has been designated as “$0.114 Non-cumulative Redeemable Convertible First Preferred Shares, Series A” (the “First Preferred Shares, Series A”), and (B) one has been designated as “$0.126 Non-cumulative Redeemable Convertible First Preferred Shares, Series B” (the “First Preferred Shares, Series B”), and (c) an unlimited number of second preferred shares, issuable in series, of which one has been designated as “$0.222 Non-cumulative Redeemable Convertible Second Preferred Shares, Series A” (the “Second Preferred Shares”). As of the date of this Agreement, Barrick has 1,000,545,737 common shares, no First Preferred Shares, Series A, no First Preferred Shares, Series B, and no Second Preferred Shares issued and outstanding.

(h) The Securities have been duly authorized by Barrick and, at the Time of Delivery, when executed and authenticated in accordance with the provisions of the Indenture and delivered by Barrick, will constitute valid and legally binding obligations of Barrick, enforceable against Barrick in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and will be entitled to the benefits provided by the Indenture; the issuance of the Exchange Securities has been duly authorized by Barrick, and when the Exchange Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Securities will constitute valid and legally binding obligations of Barrick, enforceable against Barrick in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by Barrick and constitutes a valid and legally binding instrument of Barrick, enforceable against Barrick in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder, except as may be required under the Securities Act (Ontario) and the Business Corporations Act (Ontario) in connection with the Exchange Offer or the resale registration statement, as applicable, described in the Time of Sale Memorandum and the Final Memorandum and contemplated by the Registration Rights Agreement; and the Indenture and the Securities will conform to the descriptions thereof contained in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable.

(i) The Registration Rights Agreement has been duly authorized by Barrick, and, at the Time of Delivery, will have been duly executed and delivered by Barrick and will constitute a valid and legally binding instrument of Barrick, enforceable against Barrick in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law; no registration, filing or recording of the Registration Rights Agreement under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Registration Rights Agreement; and the Registration Rights Agreement conforms to the description thereof contained in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable.

(j) The issue and sale of the Securities, the execution and delivery of and the compliance by Barrick with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the articles, by-laws or other constating documents of Barrick and, except as would not individually or in the aggregate have a Material Adverse Effect, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Barrick or any of its subsidiaries is a party or by which Barrick or any of its subsidiaries is bound or to which any of the property or assets of Barrick or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Barrick or any of its subsidiaries or any of their properties (“Governmental Agency”); and no consent, approval, authorization, order, registration, clearance or qualification of or with any such Governmental Agency (“Governmental Authorization”) is required for the issue and sale of the Securities or the consummation by Barrick of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except (i) such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (ii) such Governmental Authorizations as may be required under the Securities Act (Ontario), the Business Corporations Act (Ontario), the Securities Act, the Trust Indenture Act and state securities or blue sky laws in connection with the Exchange Offer or the resale registration statement, as applicable, described in the Time of Sale Memorandum and Final Memorandum and contemplated by the Registration Rights Agreement.

(k) None of Barrick or any Significant Subsidiary of Barrick is in violation of its articles, by-laws or other constating documents and neither Barrick nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except as would not individually or in the aggregate have a Material Adverse Effect.

(1) The statements set forth in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities or the Indenture or the Registration Rights Agreement, are fair and adequate summaries of the matters referred to therein.

(m) Barrick or one of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, is located, in the ore bodies and mineral inventories and the milling, smelting and refining facilities as described in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit Barrick or one of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, Barrick or one of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other presently required rights and interests granting Barrick or one of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from each mining property described in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, all as referred to in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, with only such exceptions as are described in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and rights which, if not kept in good standing, would not have a Material Adverse Effect.

(n) Barrick has filed with the OSC all of the technical reports required to be filed under National Instrument 43-101 – Standards of Disclosure for Mineral Projects in respect of each property material to Barrick and all public disclosure made by Barrick regarding its material properties complies with the requirements of that National Instrument.

(o) Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, or except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) Barrick and its subsidiaries have complied with all Environmental Laws, (ii) neither Barrick nor any of its subsidiaries has received notice of any failure to comply with all Environmental Laws, and (iii) Barrick and its subsidiaries do not produce or manage any Materials of Environmental Concern in violation of Environmental Laws.

For the purposes of this subsection, the following terms shall have the following meaning: “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Agency or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, including, without limitation, liabilities and responsibilities in respect of the discharge, emission, deposit, release, handling, storage, transport and remediation of Materials of Environmental Concern, as now may be in effect. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, contaminants, pollutants or any hazardous or toxic substances, materials or wastes or other substances defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea- formaldehyde insulation. “Requirements of Law” means the certificate of incorporation and by-laws or other organizational or governing documents of Barrick and its subsidiaries, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Agency, in each case binding upon Barrick, any of its subsidiaries or any of their property.

(p) Other than as set forth in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, there are no legal or governmental proceedings pending to which Barrick or any of its subsidiaries is a party or of which any property of Barrick or any of its subsidiaries is the subject which would reasonably be expected to result in a Material Adverse Effect; and, to Barrick’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(q) Barrick is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) To the best of Barrick’s knowledge, PricewaterhouseCoopers LLP, who have reported on the consolidated financial statements of Barrick incorporated by reference in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, are independent with respect to Barrick within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario and are independent public accountants with respect to Barrick within the meaning of the Securities Act and the requirements of PCAOB Rule 3520, Auditor Independence.

(s) The pro forma financial statements incorporated by reference in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma amounts reflect the arithmetically accurate application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable.

(t) This Agreement has been duly authorized, executed and delivered by Barrick.

(u) Neither Barrick nor any of its subsidiaries or majority-owned affiliates, nor, to Barrick’s knowledge, any director, officer, employee, agent or representative of Barick or of any of its subsidiaries or majority-owned affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and Barrick and its subsidiaries and majority-owned affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v) The operations of Barrick and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering statutes of jurisdictions where Barrick and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Barrick or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of Barrick, threatened.

(w) (i) Neither Barrick nor any of its subsidiaries nor, to the knowledge of Barrick, any director or officer of Barrick or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Barrick and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as Initial Purchaser, advisor, investor or otherwise).

(x) None of Barrick or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of Barrick has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(y) None of Barrick or any Affiliate of Barrick or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) in the United States with respect to the Securities and Barrick and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act, except no representation, warranty or agreement is made in this paragraph with respect to the Initial Purchasers.

(z) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(aa) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

2. (a) Barrick is advised by the Representatives that the Initial Purchasers propose to make an offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representatives’ judgment is advisable. The terms of the offering of the Securities are as set forth in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable.

(b) Each of the Initial Purchasers that is not a resident of Canada, severally and not jointly, covenants to Barrick that any and all of the underwriting services to be rendered by it pursuant to this Agreement, being those services to which the underwriting commission referred to in Section 3 relates, shall be performed from outside of Canada.

(c) Each of the Initial Purchasers, severally and not jointly, agrees with Barrick that it will not sell any Securities purchased by it pursuant to this Agreement in any province of Canada unless the sale is made (i) through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements of applicable securities laws, and (ii) to persons in Canada who are “accredited investors” within the meaning of National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators.

3. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions contained herein, (i) Barrick agrees to issue and sell, and each Initial Purchaser agrees, severally and not jointly, to purchase from Barrick at a purchase price of 99.943% of the principal amount thereof the aggregate principal amount of Barrick 2022 Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto and (ii) Barrick agrees to issue and sell, and each Initial Purchaser agrees, severally and not jointly, to purchase from Barrick at a purchase price of 99.820% of the principal amount thereof the aggregate principal amount of Barrick 2042 Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. As compensation for the Initial Purchasers’ several commitments to purchase the Barrick 2022 Notes from Barrick, Barrick will pay to the Initial Purchasers an underwriting commission of 0.650% of the aggregate principal amount of the Barrick 2022 Notes purchased by such Initial Purchasers. As compensation for the Initial Purchasers’ several commitments to purchase the Barrick 2042 Notes from Barrick, Barrick will pay to the Initial Purchasers an underwriting commission of 0.875% of the aggregate principal amount of the Barrick 2042 Notes purchased by such Initial Purchasers.

4. Payment of each of the purchase price for and the underwriting commission in respect of and the delivery of the Securities shall be made at the offices of Davies Ward Phillips & Vineberg LLP, or such other location as may be mutually acceptable. Such delivery and payments shall be made at 8:30 a.m., New York City time, on April 3, 2012 or at such other time on the same date or such other date as shall be agreed upon by the Representatives and Barrick in writing, but in any event, shall be no later than five business days after the date of this Agreement. The time and date of such delivery and the payment for the Securities and of the underwriting commission in respect thereof are herein called the “Time of Delivery” and such date, the “Closing Date”.

Certificates (in denominations of US$2,000 and integral multiples US$1,000 in excess thereof) in definitive global form in respect of the Securities (the “Global Notes”), registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), and having an aggregate principal amount corresponding to the respective aggregate principal amount of the Securities of each series, shall be delivered by Barrick to the Representatives (or as the Representatives direct), together with payment by wire transfer of an amount equal to the aggregate underwriting commission in respect thereof, against payment by the Initial Purchasers of the purchase price thereof by wire transfer to bank accounts located in the United States of Barrick. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

5. Barrick agrees with each of the Initial Purchasers:

(a) To prepare the Final Memorandum in a form approved by the Representatives; to deliver to each Initial Purchaser, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement, as many commercial copies of the Final Memorandum as such Initial Purchaser may reasonably request; except as required by applicable law, to make no further amendment or supplement to the Final Memorandum prior to the Time of Delivery unless such amendment or supplement is approved by the Representatives promptly after reasonable notice thereof, provided, however, such approval shall not be unreasonably withheld; to advise the Representatives promptly of any such amendment or supplement and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Barrick with the OSC pursuant to Ontario Securities Laws and the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as deliveries of an offering memorandum are being made by the Initial Purchasers in connection with the offering or sale of the Securities.

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as reasonably required to complete the distribution of such Securities, provided that in connection therewith Barrick shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Time of Sale Memorandum or to file under Ontario Securities Laws or the Exchange Act any document incorporated by reference in such Time of Sale Memorandum in order to comply with Ontario Securities Laws, the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to such Time of Sale Memorandum which will correct such statement or omission or effect such compliance.

(d) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement such Final Memorandum or to file under Ontario Securities Laws or the Exchange Act any document incorporated by reference in such Final Memorandum in order to comply with Ontario Securities Laws, the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to such Final Memorandum which will correct such statement or omission or effect such compliance.

(e) To deliver to the Representatives and counsel for the Initial Purchasers a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by Barrick, and not to use or refer to any proposed Additional Written Offering Communication to which the Representatives may reasonably object.

(f) During the period beginning on the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any of its debt securities or warrants to purchase any of its debt securities substantially similar to the Securities (other than the Securities), without the prior written consent of the Representatives.

(g) None of Barrick or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(h) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(i) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless Barrick is then subject to Section 13(a), 13(c) or 15(d) of the Exchange Act or exempt therefrom pursuant to Rule 12g3-2(b) under the Exchange Act.

(j) None of Barrick or any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) in the United States with respect to the Securities, and Barrick and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(k) During the period of one year after the Closing Date, Barrick will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(1) Barrick will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

6. Barrick covenants and agrees with the several Initial Purchasers that Barrick will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Barrick’s counsel and accountants (including the accountants of Equinox Minerals Limited) in connection with the preparation and printing of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by, Barrick and any amendment or supplement thereof, and the mailing and delivering of copies thereof to the Initial Purchasers and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification under state securities laws and in connection with any Blue Sky Memoranda; (iii) any fees charged by securities rating services for rating the Securities; (iv) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee, the Indenture Agent, any agent of the Trustee or the Indenture Agent and the fees and disbursements of counsel for the Trustee and the Indenture Agent in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of their respective obligations hereunder which are not otherwise specifically provided for in this Section (including any fees payable in connection with the filing of any Form 45-106F1 with Canadian securities regulatory authorities). It is understood, however, that, except as provided in this Section and Sections 8 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, including the expenses of any “tombstone advertisement” related to the offering of the Securities; provided, however, that no such tombstone advertisement shall be published without the prior approval of Barrick, which approval shall not be unreasonably withheld.

7. The obligations of the Initial Purchasers under this Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of Barrick in this Agreement are, at and as of the Time of Delivery, true and correct, the condition that Barrick shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Initial Purchasers, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives. Skadden, Arps, Slate, Meagher & Flom LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America.

(b) Davies Ward Phillips & Vineberg LLP, Canadian counsel for Barrick, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, to the effect that:

(i) Barrick is a corporation existing under the Business Corporations Act (Ontario);

(ii) Barrick has the corporate power and authority necessary to own, lease and operate its properties and carry on its business as described in the Final Memorandum, as amended or supplemented, if applicable, and to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Securities;

(iii) The authorized capital of Barrick consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series, of which (A) one has been designated as “$0.114 Non-cumulative Redeemable Convertible First Preferred Shares, Series A” (the “First Preferred Shares, Series A”), and (B) one has been designated as “$0.126 Non-cumulative Redeemable Convertible First Preferred Shares, Series B” (the “First Preferred Shares, Series B”), and (c) an unlimited number of second preferred shares, issuable in series, of which one has been designated as “$0.222 Non-cumulative Redeemable Convertible Second Preferred Shares, Series A” (the “Second Preferred Shares”). As of the date of this Agreement, Barrick had 1,000,545,737 common shares, no First Preferred Shares, Series A, no First Preferred Shares, Series B, and no Second Preferred Shares issued and outstanding (for purposes of the opinion expressed in this clause (iv) as it relates to the number of common shares of Barrick issued and outstanding, such counsel may rely exclusively on a certificate from the transfer agent and registrar of Barrick, and, as such opinion relates to the number of First Preferred Shares, Series A, First Preferred Shares, Series B, and Second Preferred Shares issued and outstanding, such counsel may rely exclusively on a certificate of an officer of Barrick);

(iv) Each of this Agreement, the Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities, and the performance of the obligations of Barrick thereunder, has been duly authorized by all necessary corporate action on the part of Barrick;

(v) Each of this Agreement, the Registration Rights Agreement, the Indenture and the Securities has been duly executed and delivered by Barrick, to the extent such execution and delivery are matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein;

(vi) The execution and delivery by Barrick of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and the performance by Barrick of its obligations thereunder, do not contravene the articles or bylaws of Barrick;

(vii) The execution and delivery by Barrick of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and the performance by Barrick of its obligations thereunder do not contravene:

A.	any statute or regulation included in the laws of the Province of Ontario or any federal laws of Canada applicable therein,

B.	the agreements or instruments set forth in Schedule A to such counsel’s opinion (which schedule shall list all agreements and instruments of Barrick and any subsidiary of Barrick governed by the laws of the Province of Ontario, which have been identified by Barrick as being material to Barrick and its subsidiaries, considered as one enterprise); or

C.	any judgment, order or decree listed in Schedule B to such counsel’s opinion (which schedule shall list all judgments, orders and decrees against Barrick and any subsidiary of Barrick of any Canadian federal or Ontario governmental body, agency or court having jurisdiction over Barrick or any of its subsidiaries which have been identified by Barrick as being material to Barrick and its subsidiaries, considered as one enterprise);

(viii) No consent, approval, authorization or order of, or filing with, any court or public, governmental or regulatory agency or body of the Province of Ontario is required to be obtained by Barrick or made by Barrick in connection with the execution and delivery by Barrick of this Agreement, the Registration Rights Agreement, the Indenture or the Securities or the performance by Barrick of its obligations thereunder, except as may be required under the Securities Act (Ontario) and the Business Corporations Act (Ontario) in connection with the Exchange Offer or the registration statement, as applicable, contemplated by the Registration Rights Agreement;

(ix) The statements as to matters of the federal laws of Canada set out in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, under the heading “Canadian Federal Income Tax Considerations” and under the heading “Description of the Notes – Enforceability of Judgments” are accurate in all material respects, subject to the limitations and qualifications stated or referred to in the Final Memorandum, as amended or supplemented, if applicable;

(x) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by Barrick to an Initial Purchaser that is not a resident of Canada for the purposes of the Income Tax Act (Canada), or on any interest or deemed interest on the resale of Securities by an Initial Purchaser to U.S. residents, provided that the Initial Purchaser deals at arm’s length with Barrick (as such term is understood for purposes of the Income Tax Act (Canada)), and that such commissions are payable in respect of services rendered by the Initial Purchaser wholly outside of Canada that are performed in the ordinary course of business carried on by the Initial Purchaser that includes the performance of such services for a fee;

(xi) No goods and services tax imposed under the federal laws of Canada or provincial taxes under the laws of the Province of Ontario will be payable by Barrick or collectable by an Initial Purchaser in respect of the payment of commissions as contemplated by this Agreement to an Initial Purchaser that is not a resident of Canada, provided that such commissions are in respect of services performed by the Initial Purchaser wholly outside of Canada or the resale of Securities by an Initial Purchaser to U.S. residents;

(xii) No stamp duty, documentary taxes or similar taxes are payable by Barrick under the federal laws of Canada or the laws of the Province of Ontario in connection with the sale and delivery of the Securities pursuant to this Agreement by the Initial Purchasers or the resale of Securities by an Initial Purchaser to U.S. residents;

(xiii) The documents incorporated by reference in the Final Memorandum, as amended or supplemented, if applicable (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), appear on their face, as of the respective dates on which they were filed with the OSC under the Ontario Securities Laws, to have been appropriately responsive in all material respects to the form requirements of the Ontario Securities Laws as interpreted and applied by the OSC, except in those respects for which exemptive relief has been obtained from the OSC;

(xiv) To the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the OSC and no proceedings for that purpose have been instituted or are pending or contemplated;

(xv) No registration, filing or recording of the Indenture under the laws of the Province of Ontario, or under the federal laws of Canada applicable therein, is necessary in order to preserve or protect the validity or enforceability of this Agreement, the Registration Rights Agreement, the Indenture or the Securities, except as may be required under the Securities Act (Ontario) and the Business Corporations Act (Ontario) in connection with the Exchange Offer or the shelf registration statement, as applicable, contemplated by the Registration Rights Agreement;

(xvi) The issue and sale of the Securities to purchasers in the Province of Ontario in accordance with this Agreement is exempt from the prospectus requirements of the securities laws of the Province of Ontario and no prospectus is required nor are other documents required to be filed by Barrick under securities laws of the Province of Ontario to permit such distribution of the Securities by the Initial Purchasers (other than the filing with the OSC with respect to certain purchasers of Securities of a report of exempt distribution on Form 45-106F1 contemplated in National Instrument 45-106 – Prospectus and Registration Exemptions, together with the payment of applicable fees and the filing of the Final Memorandum in Ontario);

(xvii) In any proceeding brought before a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) for the enforcement of any of this Agreement, the Registration Rights Agreement, the Indenture, the Securities or the Exchange Securities (together, the “Barrick New York Documents”), the laws of the State of New York (“New York Law”) would be applied by such Ontario Court, in accordance with the choice of New York Law as the governing law of the Barrick New York Documents, to all issues which under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper law of a contract, provided that:

A.	such choice of New York Law is bona fide and legal and there is no reason for avoiding such choice on the grounds of public policy, as such criteria would be applied by the Ontario Court; and

B.	in any such proceeding and notwithstanding the parties’ choice of New York Law in the Barrick New York Documents, such Ontario Court:

I.	will not take judicial notice of the provisions of New York Law and will only apply such provisions to the extent that they are proven to its satisfaction by expert testimony;

II.	will apply the laws of the Province of Ontario and the federal laws of Canada applicable therein (collectively, “Ontario Law”) that under Ontario Law would be characterized as procedural and will not apply any New York Law that under Ontario Law would be characterized as procedural;

III.	will apply provisions of Ontario Law that have overriding effect (that is, laws that an Ontario Court is required to apply notwithstanding the governing law of the Barrick New York Documents), as interpreted under Ontario Law;

IV.	will not apply any New York Law that under Ontario Law would be characterized as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law;

V.	will not enforce the performance of any obligation provided for in the Barrick New York Documents if such performance is illegal under the laws of any jurisdiction in which such obligation is to be performed; and

VI.	will not apply New York Law to the extent that its application would be contrary to public policy, as such term is interpreted under Ontario Law; and

(xviii) An Ontario Court would give a judgment based upon a final and conclusive in personam judgment (a “New York Judgment”) of a U.S. federal or New York State court located in the State of New York (a “New York Court”) for a sum certain, obtained against Barrick with respect to a claim pursuant to the Barrick New York Documents without reconsideration of the merits, if:

A.	the New York Court had jurisdiction over Barrick as recognized under Ontario Law for purposes of enforcement of foreign judgments (explicit submission to the non-exclusive jurisdiction of the New York Court by Barrick and appointment by Barrick of an agent for service of process pursuant to Section 16 of this Agreement, Section 8 of the Registration Rights Agreement and Section 113 of the Indenture would be recognized by such Ontario Court as conferring jurisdiction on the New York Court);

B.	such New York Judgment was:

I.	not obtained by fraud, or in any manner contrary to the principles of natural justice (such New York Judgment would not be contrary to natural justice by reason only that service of process in the proceedings before the New York Court was effected on the agent for service of process appointed by Barrick);

II.	not for a claim in respect of any law of any jurisdiction which under Ontario Law would be characterized as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law;

III.	not contrary to public policy, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein; and

IV.	subsisting and unsatisfied and not impeachable as void or voidable under New York Law; and

C.	the action to enforce the New York Judgment is commenced within the relevant limitation period under applicable law;

provided that:

A.	such Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal, or there is another subsisting judgment in Ontario, New York or any other jurisdiction relating to the same issue or cause of action as the New York Judgment;

B.	such Ontario Court will render judgment only in Canadian dollars;

C.	an action in Ontario on a New York Judgment may be affected by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally; and

D.	no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Ontario court.

Such counsel shall also state that except to the extent contemplated in one or more of the qualifications to opinions (xvii) and (xviii) above, such counsel is not aware of any public policy that would be violated by any provisions of the Barrick New York Documents or any provision of Ontario Law that has an overriding effect that would be applicable to the Barrick New York Documents.

(c) To the extent that Securities are sold in any province of Canada, other than the Province of Ontario, the Company shall deliver to the Initial Purchasers, with respect to each such province, an opinion of counsel to the effect that the distribution of the Securities to purchasers in such province in accordance with this Agreement is exempt from the prospectus requirements of the securities laws of such province and no prospectus is required nor are other documents required to be filed by Barrick under securities laws of such province to permit such distribution of the Securities by the Initial Purchasers (other than the filing with the relevant securities regulatory authority with respect to certain purchasers of Securities of a report of exempt distribution on Form 45-106F1 contemplated in National Instrument 45-106 – Prospectus and Registration Exemptions, together with the payment of applicable fees and the filing of the Final Memorandum).

(d) Sullivan & Cromwell LLP, United States counsel for Barrick, shall have furnished to the Representatives their written opinion or opinions, dated the Time of Delivery, to the effect that:

(i) To the extent execution and delivery are governed by the laws of the State of New York, this Agreement has been duly executed and delivered by Barrick;

(ii) To the extent execution and delivery are governed by the laws of the State of New York, the Registration Rights Agreement has been duly executed and delivered by Barrick, and constitutes a valid and legally binding obligation of Barrick, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that such counsel need express no opinion as to any provisions of the Registration Rights Agreement relating to indemnification or contribution;

(iii) To the extent execution and delivery are governed by the laws of the State of New York, the Indenture has been duly executed and delivered by Barrick, and is the valid and legally binding obligation of Barrick, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) The Securities have been duly authenticated and, to the extent governed by the laws of the State of New York, executed, issued and delivered, and constitute valid and legally binding obligations of Barrick enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v) The execution and delivery by Barrick of the Barrick Opinion Documents do not, and the performance by Barrick of its obligations under the Barrick Opinion Documents will not, violate any Covered Laws, result in a default under or breach or violation of any Scheduled Contract, or contravene any Schedule Order; except, insofar as performance by Barrick of its obligations under any Barrick Opinion Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. For the purposes of this Section 7(c), “Barrick Opinion Documents” means this Agreement, the Securities, the Indenture and the Registration Rights Agreement; “Covered Laws” means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in the experience of such counsel normally are applicable to general business corporations and transactions such as those contemplated by the Barrick Opinion Documents; provided, however, that such term does not include United States Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to Barrick, the Barrick Opinion Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to Barrick or its affiliates due to its or their status, business or assets; “Scheduled Contract” means those agreements or instruments described in Schedule A to such counsel’s opinion; and “Scheduled Orders” means those orders or decrees described in Schedule B to such counsel’s opinion;

(vi) It is not necessary to register the Securities under the Securities Act, or to qualify an indenture in respect of the Securities under the Trust Indenture Act, in connection with (i) the sale and delivery of the Securities by Barrick to the Initial Purchasers or (ii) the initial offer, sale and delivery of the Securities by the Initial Purchasers, in each case in accordance with the arrangements relating to offers, sales and deliveries of the Securities as contemplated in this Agreement, the Final Memorandum and the Indenture. Such counsel need express no opinion, however, as to when and under what circumstances any Securities sold by the Initial Purchasers may be reoffered or resold. In rendering such opinion, such counsel may rely upon the representations, warranties and agreements of Barrick and the Initial Purchasers in this Agreement as to the absence of general solicitation, general advertising and directed selling efforts in connection with the offering of the Securities and certain other related matters;

(vii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by Barrick under the Covered Laws for the execution and delivery by Barrick of, and the performance by Barrick of its obligations under, the Barrick Opinion Documents have been obtained or made;

(viii) Barrick is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, as amended or supplemented, would not be on the Closing Date, an “investment company” as defined in the Investment Company Act; and

(ix) Under the laws of the State of New York relating to submission to jurisdiction, Barrick has validly and irrevocably submitted to the jurisdiction of any Federal or State court in the City of New York, in connection with any suit, action or proceeding against it arising out of or based upon this Agreement, the Registration Rights Agreement, the Indenture or the Securities, has validly waived any objection to the venue of any action, suit or proceeding in any such court brought pursuant to this Agreement, the Registration Rights Agreement, the Indenture or the Securities and has validly appointed CT Corporation System as its authorized agent for the purposes described in Section 16 of this Agreement, Section 8 of the Registration Rights Agreement and Section 113 of the Indenture, assuming the validity of each such submission and waiver under the laws of Ontario and the Federal laws of Canada applicable therein. Such counsel may note that a court of the State of New York or the United States of America sitting in New York City has the power to decline to hear an action based on this Agreement, the Registration Rights Agreement or the Indenture on the ground that the City of New York is an inconvenient forum.

Such counsel shall state in a separate letter that (i) the statements in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable, under the captions “Description of the Notes” (other than “—Enforceability of Judgments”) and “Plan of Distribution”, in each case, insofar as they relate to provisions of the Indenture, the Securities, the Registration Rights Agreement and this Agreement constitute a fair and accurate summary of such provisions in all material respects and (ii) the statements in the Time of Sale Memorandum and the Final Memorandum, as

amended or supplemented, if applicable, under the caption “U.S. Federal Income Tax Considerations”, insofar as they relate to provisions of United States Federal tax law therein described constitute a fair and accurate summary of such provisions in all material respects; such letter shall also state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements made in the Time of Sale Memorandum or the Final Memorandum, as amended or supplemented, if applicable, except for those made under the captions referred to above, no facts came to such counsel’s attention which caused such counsel to believe that (I) the Time of Sale Memorandum (other than the financial statements and other financial data derived from accounting records contained therein or omitted therefrom, the report of management’s assessment of the effectiveness of Barrick’s internal control over financial reporting, the auditors’ report on Barrick’s internal control over financial reporting, and the statements relating to reserves, as to which such counsel need express no opinion), as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (II) the Final Memorandum, as amended or supplemented, if applicable (other than the financial statements and other financial data derived from accounting records contained therein or omitted therefrom, the report of management’s assessment of the effectiveness of Barrick’s internal control over financial reporting, the auditors’ report on Barrick’s internal control over financial reporting, and the statements relating to reserves, as to which such counsel need express no opinion), as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this subsection, “Applicable Time” shall mean 4:00 p.m. (Eastern time) on March 29, 2012.

(e) The Initial Purchasers shall have received on the date of this Agreement and at the Time of Delivery a letter, dated the date of this Agreement and the Time of Delivery, respectively, from Barrick’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable.

(f) The Initial Purchasers shall have received on the date of this Agreement and at the Time of Delivery a letter, dated the date of this Agreement and the Time of Delivery, respectively, from Equinox Minerals Limited’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum, as amended or supplemented, if applicable.

(g) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Barrick and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Time of Sale Memorandum as of the date of this Agreement that in the reasonable judgment of the Representatives is material and adverse and that makes it, in the reasonable judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(h) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review with possible negative implications, in the rating accorded any debt securities of Barrick by any “nationally recognized statistical rating organization,” as such term is used in relation to Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act.

(i) Barrick shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate or certificates of officers of Barrick satisfactory to the Representatives as to the accuracy of the representations and warranties of Barrick herein at and as of such Time of Delivery, as to the performance by Barrick of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as the Representatives may reasonably request.

8. (a) Barrick agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by Barrick, or the Final Memorandum or any amendment or supplement to any of the foregoing, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to Barrick in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b) Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless Barrick, each of the directors of Barrick, each of the officers of Barrick and each person, if any, who controls Barrick within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication

prepared by or on behalf of, used by, or referred to by Barrick, or the Final Memorandum or any amendment or supplement to any of the foregoing, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, but only with reference to information relating to such Initial Purchaser furnished to Barrick in writing by such Initial Purchaser through the Representatives expressly for use therein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a) above, and by Barrick, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Barrick on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of Barrick on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Barrick on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by Barrick and the total underwriting commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Final Memorandum, as amended or supplemented, if applicable, bear to the aggregate offering price of the Securities as set forth on such cover page. The relative fault of Barrick on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Barrick or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) Barrick and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of Barrick contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of Barrick, the officers or directors of Barrick or any person controlling Barrick and (iii) acceptance of and payment for any of the Securities.

9. The Representatives may terminate this Agreement by notice given by the Representatives to Barrick, if (a) after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE Euronext, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Toronto Stock Exchange, (ii) trading of any securities of Barrick shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Canada or the Province of Ontario shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, Canadian or the Province of Ontario authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in (a)(i) through (v), such event, singly or together with any other such event makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or Final Memorandum.

10. If, on the Time of Delivery, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the aggregate amount of Securities set forth opposite their respective names in Schedule I to this Agreement bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Securities without the written consent of such Initial Purchaser. If, at the Time of Delivery, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities and the aggregate amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and Barrick for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or Barrick. In any such case either the Representatives or Barrick shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum or the Final Memorandum, as amended or supplemented, if applicable, or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11. If this Agreement shall be terminated pursuant to Sections 9 or 10 hereof, Barrick shall not be under any liability to any Initial Purchaser under this Agreement except as provided in Sections 6 and 8 hereof, but if this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of Barrick to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Barrick shall be unable to perform its obligations under this Agreement, Barrick will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder, but Barrick shall not then be under further liability to any Initial Purchaser under this Agreement except as provided in Section 6 and 8 hereof.

12. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with Barrick that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer and sell such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States and to U.S. persons, QIBs, and (B) in the case of offers outside the United States, to persons other than U.S. persons (which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S, that, in the case of QIBs, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum, as amended or supplemented, if applicable, under the caption “Notice to Investors”.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by Barrick that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, as amended or supplemented, if applicable, or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, as amended or supplemented, if applicable, or any such other material, in all cases at its own expense;

(iii) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 12(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) within the United States with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

(iv) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 12 have the meanings given to them by Regulation S.

13. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between Barrick and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, as amended or supplemented, if applicable, the conduct of the offering and the purchase and sale of the Securities.

(b) Barrick acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, Barrick or any other person, (ii) the Initial Purchasers owe Barrick only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Initial Purchasers may have interests that differ from those of Barrick. Barrick waives to the full extent permitted by applicable law any claims they may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Barrick irrevocably (i) agrees that any legal suit, action or proceeding against it brought by any Initial Purchaser or by any person who controls any Initial Purchaser or by any affiliate of any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding and the defence of an inconvenient forum and (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Barrick represents and warrants that it has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”, which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in the State of New York by any Initial Purchaser or by any person who controls any Initial Purchaser or by any affiliate of any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, suit or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. If for any reason CT Corporation System (or a successor agent for this purpose) shall cease to act as agent for service of process as provided above, Barrick agrees to promptly appoint a successor agent for this purpose reasonably acceptable to you. Barrick represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to Barrick (mailed or delivered to it c/o Barrick’s Secretary at Barrick’s principal office in Toronto, Ontario, Canada) shall be deemed, in every respect, effective service of process upon Barrick.

17. In all dealings hereunder, the Representatives of the Initial Purchasers shall act on behalf of each of such Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by such Representatives.

18. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, Barrick will indemnify each Initial Purchaser, each person who controls any Initial Purchaser and each affiliate of any Initial Purchaser against any loss incurred by such Initial Purchaser, such controlling person or such affiliate, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Initial Purchaser, controlling person or affiliate, as the case may be, is able to purchase United States dollars with the amount of judgment currency actually received by such Initial Purchaser. If the United States dollars so purchased are greater than the sum originally due to the Initial Purchasers hereunder, the Initial Purchasers agree to pay to Barrick an amount equal to the excess of the dollars purchased over the sum originally due to the Initial Purchasers. The foregoing indemnity shall constitute a separate and independent obligation of Barrick and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a signed counterpart hereof and upon acceptance hereof by you, on behalf of each of the Initial Purchasers, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and Barrick. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is or will be pursuant to the authority set forth in a form of Agreement Among Initial Purchasers, the form of which shall be submitted to Barrick for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

19. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107- 56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

BARRICK GOLD CORPORATION

By:		/s/ Jamie C. Sokalsky

	Name:	Jamie C. Sokalsky
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Deni Nicoski
	Name:	DENI NICOSKI
	Title:	VICE PRESIDENT, TREASURER

Accepted as of the date hereof.

Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Acting on behalf of themselves and the several Initial Purchasers named herein

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	RBC Capital Markets, LLC

By:
Name:
Title:

Accepted as of the date hereof.

Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Acting on behalf of themselves and the several Initial Purchasers named herein

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	RBC Capital Markets, LLC

By:
Name:
Title:

Accepted as of the date hereof.

Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Acting on behalf of themselves and the several Initial Purchasers named herein

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:	/s/ Yuvraj Singh
Name:	Yuvraj Singh
Title:	ED

By:	RBC Capital Markets, LLC

By:
Name:
Title:

Accepted as of the date hereof.

Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Acting on behalf of themselves and the several Initial Purchasers named herein

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	RBC Capital Markets, LLC

By:	/s/ JOHN M. SLONLO
Name:	JOHN M. SLONLO
Title:	MANAGING DIRECTOR

Schedule I

Initial Purchaser	Principal Amount of Barrick 2022 Notes to be Purchased		Principal Amount of Barrick 2042 Notes to be Purchased
Citigroup Global Markets Inc.	US$	206,250,000	US$	123,750,000
J.P. Morgan Securities LLC		206,250,000		123,750,000
Morgan Stanley & Co. LLC		206,250,000		123,750,000
RBC Capital Markets, LLC		206,250,000		123,750,000
BMO Capital Markets Corp.		50,000,000		30,000,000
CIBC World Markets Corp.		50,000,000		30,000,000
HSBC Securities (USA) Inc.		50,000,000		30,000,000
Scotia Capital (USA) Inc.		50,000,000		30,000,000
TD Securities (USA) LLC		50,000,000		30,000,000
UBS Securities LLC		50,000,000		30,000,000
Barclays Capital Inc.		20,834,000		12,500,000
BNP Paribas Securities Corp.		20,834,000		12,500,000
Deutsche Bank Securities Inc.		20,833,000		12,500,000
Goldman, Sachs & Co.		20,833,000		12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		20,833,000		12,500,000
RBS Securities Inc.		20,833,000		12,500,000

	US$	1,250,000,000	US$	750,000,000

I-1

Schedule II

II-1

FINAL TERM SHEET

Dated: March 29, 2012

Issuer:	Barrick Gold Corporation (the “Issuer”)

Expected Ratings*:	Moody’s: Baa1 (stable) S&P: A- (negative)

Security:	3.850% Notes due 2022 (the “Notes”)

Size:	US$1,250,000,000

Maturity:	April 1, 2022

Coupon (Interest Rate):	3.850%

Yield to Maturity:	3.857%

Spread to Benchmark Treasury:	T + 170 basis points

Benchmark Treasury:	2.000% due February 15, 2022

Benchmark Treasury Price and Yield:	Price: 98-19+; Yield: 2.157%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2012

Optional Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points

Offering Price:	99.943%

Expected Settlement Date:	April 3, 2012

CUSIP/ISIN Numbers:	144A: 067901 AJ7 / US067901AJ73 Reg S: C03420 AD5 / USC03420AD51

Concurrent Issuances:	Concurrently with the issuance of the Notes, the Issuer expects to issue US$750,000,000 aggregate principal amount of its 5.250% Notes due 2042

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Senior Co-Managers:	BMO Capital Markets Corp. CIBC World Markets Corp. HSBC Securities (USA) Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC UBS Securities LLC

Co-Managers:	Barclays Capital Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated RBS Securities Inc.

*Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this term sheet supplements the Issuer’s preliminary offering circular, dated March 29, 2012 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. This term sheet is qualified in its entirety by reference to the Preliminary Offering Circular.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold (i) to persons in the United States and to, or for the account or benefit of, U.S. persons, in each case that are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder, and (ii) to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FINAL TERM SHEET

Dated: March 29, 2012

Issuer:	Barrick Gold Corporation (the “Issuer”)

Expected Ratings*:	Moody’s: Baa1 (stable) S&P: A- (negative)

Security:	5.250% Notes due 2042 (the “Notes”)

Size:	US$750,000,000

Maturity:	April 1, 2042

Coupon (Interest Rate):	5.250%

Yield to Maturity:	5.262%

Spread to Benchmark Treasury:	T + 200 basis points

Benchmark Treasury:	3.125% due November 15, 2041

Benchmark Treasury Price and Yield:	Price: 97-13; Yield: 3.262%

Interest Payment Dates:	April 1 and October 1 of each year, beginning on October 1, 2012

Optional Redemption Provisions:	Redeemable at any time and from time to time at the option of the Issuer, in whole or in part, at the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points

Offering Price:	99.820%

Expected Settlement Date:	April 3, 2012

CUSIP/ISIN Numbers:	144A: 067901 AG3 / US067901AG35 Reg S: C03420 AC7 / USC03420AC78

Concurrent Issuances:	Concurrently with the issuance of the Notes, the Issuer expects to issue US$1,250,000,000 aggregate principal amount of its 3.850% Notes due 2022

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Senior Co-Managers:	BMO Capital Markets Corp. CIBC World Markets Corp. HSBC Securities (USA) Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC UBS Securities LLC

Co-Managers:	Barclays Capital Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc. Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated RBS Securities Inc.

*Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The information in this term sheet supplements the Issuer’s preliminary offering circular, dated March 29, 2012 (the “Preliminary Offering Circular”), and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. This term sheet is qualified in its entirety by reference to the Preliminary Offering Circular.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold (i) to persons in the United States and to, or for the account or benefit of, U.S. persons, in each case that are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder, and (ii) to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.